Exhibit 99.1

Collective Audience Appoints Technology Visionary, Investor, and Executive Leader, Peter Bordes, as Chief Executive Officer

New York, NY, December 11, 2023 – Collective Audience, Inc. (Nasdaq: CAUD), a leading innovator of audience based performance advertising and media solutions, has appointed Peter Bordes as chief executive officer, succeeding Brent Suen who will continue to serve on the board of directors.

A lifelong entrepreneur, operator and venture investor, Bordes brings to the company more than 30 years of executive and board experience leading private and public companies across the AdTech, media, AI, fintech and technology sectors. His career and investing have focused on innovation and disruptive technologies that drive digital transformation.

“I have followed Peter’s career since the early 1990s, and over that time I’ve seen the AdTech industry evolved into a multi-billion-dollar industry thanks to the visionary executive leadership and investments of pioneering individuals like Peter,” commented Suen. “I have experienced Peter’s guidance and leadership on the executive, operational and board level to be unparalleled. This makes Peter ideally suited to the new initiatives we are pursuing to build a full stack integrated platform, the acquisition of highly complementary technologies, and the formation of key new partnerships. We are fortunate to have someone of Peter’s caliber to step into this important role at this pivotal stage for Collective Audience.”

The company’s recently appointed director, and noted digital media and technology executive, Elisabeth DeMarse, added: “As an exceptionally well-known and highly respected leader in the advertising and technology communities, we anticipate Peter’s deep industry relationships and connections to open doors to new business opportunities that will be transformative for both Collective Audience and the partners and technology innovators we bring onto our platform.”

Bordes has been ranked among the nation’s Top 100 most influential angel investors, and has funded and scaled numerous companies from startup to fully operational, highly-successful organizations. He has also been a noted thought leader across multiple industry sectors, including for the performance marketing industry as a founding member and former chairman of the Performance Marketing Association.

“On behalf of the board and our shareholders, we would like to express our deepest appreciation for Brent’s unwavering drive and commitment that successfully completed our business combination with Abri that secured our valuable Nasdaq listing,” stated Bordes. “The listing has opened the door to a whole new world of exciting opportunities to build, innovate and disrupt.

“This includes addressing a great unmet need for a next generation fully integrated end to end digital media and advertising platform that solves the many challenges the industry faces, from the death of the cookie, the fragmentation between buyers, sellers and audience, and walled gardens, to lack of liquidity, innovation and access to audience data. Our approach will bring together previously disparate technologies as building blocks with uniquely powerful integrations. The integration and cross pollination has the potential to enable exponential growth in a way not possible as stand-alone solutions— creating a ‘rising tide’ effect that increases revenue across our audience-based ecosystem, and drives meaningful, enterprise value.

“Designed as an open, interconnected, data driven, digital advertising and media ecosystem, it will uniquely eliminate many inefficiencies in the digital ad buyer and seller process for brands, agencies and publishers. It will deliver long sought-after visibility, complementary technology, and unique audience data that drives our focus on performance, brand reach, traffic and transactions. For the AdTech providers and media buyers who come onto our platform, they will be able to leverage audience data as a new asset class, powered by AI as an intelligence layer to guide decision making.

“As a next generation audience-based performance advertising and media platform, we expect it to disrupt the traditional digital advertising, media and consumer data business in ways previously unimagined. It will distinguish Collective Audience as a clear new leader in the space.”

Peter Bordes Bio

For more than 30 years, Bordes has been an entrepreneur, senior executive, board member, and venture investor focused on disruptive innovation in the areas of artificial intelligence, big data, fintech, cybersecurity, digital media and advertising, and next generation digital infrastructure technology.

He is the founder and managing partner of Trajectory Ventures, a venture capital platform comprised of operators, founders, and entrepreneurs focused on advancing technology and industry innovation with investments in over 100 tech innovators. He is also founder and managing partner of Trajectory Capital, a later-stage investing platform and private equity fund.

Through Trajectory Ventures, he helped lead investments and exits for multiple disruptive companies, including:

●	TripleLift, a global Adtech platform.

●	Think-Realtime, a first machine learning RTB platform for performance advertising that was acquired by Dealer.com.

●	LocalMind, a location-based information platform providing real-time answers for destination-related queries that was acquired by AirBNB

Bordes is also co-founder and managing partner of TruVest, a next generation impact real estate investment, development, and technology company.

He also served as CEO and a board member of Trajectory Alpha Acquisition (NYSE: TCOA), a special purpose acquisition corporation focused on high growth innovative technology.

An active angel investor and entrepreneur mentor, Bordes has been ranked among the Top 100 Most Influential Angel Investors in the U.S. and social media.

He currently serves as vice chairman of Ocearch.org, a non-profit world leader in scientific data related to tracking and biological studies of keystone marine species, such as great white sharks. He is also chairman of Hoo.be, a leading platform for the creator economy.

His other board directorships include:

●	Beasley Broadcast Group (Nasdaq: BBGI), a public media and digital broadcast company providing music, news, sports information and entertainment to over 20 million listeners from 63 stations across the U.S.

●	Fraud.net, a leading AI powered collective intelligence fraud prevention, risk mitigation cloud infrastructure platform for the real-time economy.

●	BeeLine, a fintech infrastructure platform transforming the mortgage and real estate finance industry with embedded finance tools for real-time transactions.

●	Fernhill MainBloq (OTC: FERN), a modular cloud-based infrastructure platform for trading digital assets.

●	GoLogiq, Inc. (OTC: GOLQ), a U.S.-based global provider of fintech and consumer data analytics.

●	Logiq, Inc. (OTC: LGIQ), a U.S.-based advertising technology company and significant stockholder of Collective Audience.

●	MediaJel, a transformative software platform with proprietary data tools and compliant MarTech solutions, purpose-built to serve cannabis, CBD, and regulated brands worldwide.

●	Board of Trustees for New England College.

Bordes previously founded and served as founder, CEO and chairman of MediaTrust, the leading real-time performance marketing exchange. He led the company from startup to being recognized as the 9th fastest growing company in the U.S. in 2009. He also founded and served as member and chairman of the Performance Marketing Association, a non-profit trade association.

He has contributed his technology insights to a number of publications, including the CNBC article, “A.I. can ‘Augment Humanity in a Very Positive Way,’ says Family Office Investor Peter Bordes,” published on May 8.

Bordes holds a bachelor’s degree in communication, business and media studies from New England College.

Inducement Grants Under Nasdaq Listing Rule 5635(c)(4)

In connection with the hiring of Peter Bordes, the compensation committee of Collective Audience’s board of directors issued to him 71,429 shares of restricted common stock of Collective Audience as an inducement material to his entering into employment with Collective Audience in accordance with Nasdaq Listing Rule 5635(c)(4), which grant shall be made outside of any company equity incentive plan.

The restricted stock will vest monthly over six months, commencing on the first completed calendar month after the date of issuance and subject to the terms thereof. The vesting of shares of common stock underlying the restricted stock grant are subject to Bordes’ continuous service with Collective Audience through each such vesting date.

About Collective Audience

Collective Audience is a U.S.-based provider of e-commerce and digital customer acquisition solutions that simplifies digital advertising. It provides data-driven, end-to-end marketing through its results solutions or access to data for activating campaigns across multiple channels.

The company’s digital marketing business includes a holistic, self-serve AdTech platform, a proprietary data-driven, AI-powered system that enables brands and agencies to advertise across thousands of the world’s leading digital media and connected TV platforms.

To learn more, visit collectiveaudience.co.

Important Cautions Regarding Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding the company’s future financial performance, as well as the company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Collective Audience and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Collective Audience. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; unanticipated conditions that could adversely affect the company; the overall level of consumer demand for Collective Audience’s products/services; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of Collective Audience’s customers; Collective Audience’s ability to implement its business strategy; changes in governmental regulation, Collective Audience’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to Collective Audience’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response; stability of Collective Audience’s suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 pandemic; the impact that global climate change trends may have on Collective Audience and its suppliers and customers; Collective Audience’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, Collective Audience’s information systems; changes in tax laws and liabilities, legal, regulatory, political and economic risks. More information on potential factors that could affect Collective Audience’s financial results is included from time to time in Collective Audience’s public reports filed with the SEC. If any of these risks materialize or Collective Audience’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Collective Audience presently knows, or that Collective Audience currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Collective Audience’s expectations, plans or forecasts of future events and views as of the date of this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. Collective Audience anticipates that subsequent events and developments will cause their assessments to change. However, while Collective Audience may elect to update these forward-looking statements at some point in the future, Collective Audience specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Collective Audience’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Company Contact:

Peter Bordes, CEO
Collective Audience, Inc.
Email contact

Investor Contact:

Ron Both or Grant Stude

CMA Investor Relations
Tel (949) 432-7566
Email contact

Media Contact:

Tim Randall

CMA Media Relations
Tel (949) 432-7572
Email contact

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